Exhibit 99.1

NEWS RELEASE

GP Strategies Reports First Quarter 2020 Financial Results

Columbia, MD. May 11, 2020. Global performance improvement solutions provider GP Strategies Corporation (NYSE: GPX) today reported financial results for the quarter ended March 31, 2020.
Overview:
•Cash flow from operations of $9.8 million for first quarter of 2020 compared to cash used in operations of $2.6 million for first quarter of 2019
•Reduced long term-debt balance by $8.0 million to $74.8 million as of March 31, 2020 compared to $82.9 million as of December 31, 2019
•Revenue of $128.3 million for first quarter of 2020 compared to $139.5 million for first quarter of 2019 (revenue from divested businesses in 2019 was $3.9 million in first quarter of 2019)
•Gross profit of $17.6 million, or 13.7% of revenue, for first quarter of 2020 compared to $21.3 million, or 15.3%, for first quarter of 2019
•Diluted loss per share of $(0.08) for first quarter of 2020 compared to earnings of $0.02 per share for first quarter of 2019
•Backlog of $341.2 million as of March 31, 2020 compared to $334.7 million as of March 31, 2019

“During the first quarter, we addressed the challenge of COVID-19 by supporting our customers, generating free cash flow, reducing leverage and lowering expenses,” stated Scott N. Greenberg, Chief Executive Officer of GP Strategies. “The Company reduced its debt outstanding to approximately $74.8 million at March 31, 2020 from $82.9 million at December 31, 2019. In addition, the Company has reduced costs in all areas as it deals with the ongoing impact of reduced revenue, with further reductions to come in the second quarter. We have prioritized maintaining liquidity and supporting our customer base during these trying times.”

"Because of the global scale and variability of the impacts of COVID-19, there is uncertainty in forecasting the impact on our business," stated Adam H. Stedham, President of GP Strategies. "That said, I remain confident that the progress we made last year in terms of our client relationships, the capabilities of our sales force and operations, and improving our balance sheet, position us to weather this storm. Although we expect our revenues will decline more significantly in the second quarter compared to the first quarter, due to significant cost scaling and cost cutting measures enacted beginning in mid-March 2020, we expect second quarter 2020 Adjusted EBITDA to be consistent with or greater than the first quarter of 2020. Looking to a post COVID-19 world, while there are many uncertainties, we do expect to benefit from our position as one of the largest and most capable custom eLearning content development companies."

The Company's revenue decreased $11.2 million, or 8.0%, to $128.3 million for the first quarter of 2020 from $139.5 million in the first quarter of 2019. Revenue in the Workforce Excellence segment decreased $7.1 million, or 8.7%, and revenue in the Business Transformation Services segment decreased $4.1 million, or 7.1%. The Company estimates that COVID-19 negatively impacted revenue by approximately $11.5 million in the first quarter of 2020. In addition, the Company expects COVID-19 to negatively impact its revenues more significantly in the second quarter of 2020 as compared to the first quarter of 2020. The Company also expects to continue to experience year over year revenue declines in the second half of 2020. The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company's business, results of operations and financial condition will depend on future developments that are uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19, the actions taken to contain it or treat its impact and the economic impact on local, regional, national and international markets.

The Company had an operating loss of $0.4 million for the first quarter of 2020, a $2.5 million decrease compared to operating income of $2.1 million for the first quarter of 2019 primarily due to a gross profit decrease of $3.7 million, or 17.2%, due to the decreased revenues and a $1.2 million increase in general and administrative expenses, partially offset by a $1.1 million pre-tax gain on the sale of the Company's Alternative Fuels Division in the first quarter of 2020 and $1.1 million of restructuring charges in the first quarter of 2019 that did not recur in 2020.

Net loss was $1.3 million, or $(0.08) per share, for the first quarter of 2020 compared to net income of $0.3 million, or $0.02 per share, for the first quarter of 2019. After accounting for special items, which are set forth in the Non-GAAP Reconciliation - Adjusted EPS below, Adjusted EPS was $(0.03) for the first quarter of 2020 compared to $0.16 for the first quarter of 2019.

Balance Sheet and Cash Flow Highlights
As of March 31, 2020, the Company had cash of $9.0 million compared to $8.2 million as of December 31, 2019. The Company had $74.8 million of long-term debt outstanding as of March 31, 2020 under its $200 million revolving credit facility compared to $82.9 million outstanding as of December 31, 2019. Cash provided by operating activities was $9.8 million for the quarter ended March 31, 2020 compared to cash used in operating activities of $2.6 million for the same period in 2019.

Investor Call
The Company has scheduled an investor conference call and webcast for 8:30 a.m. Eastern Time on Tuesday, May 12, 2020. Prepared remarks regarding the company’s financial and operational results will be followed by a question and answer period with GP Strategies’ executive management team. The conference call may be accessed via webcast at: https://services.choruscall.com/links/gpx200512.html or by calling +1 (833) 535-2204 within the US, or +(412) 902-6747 internationally, and requesting the “GP Strategies Conference.” The presentation slides broadcast via the webcast will also be available on the Investors section of GP Strategies’ website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the webcast at http://dpregister.com/10143923.
The webcast will be archived on the Investors section of GP Strategies’ website and will remain available for 90 days. Alternatively, a telephonic replay of the conference call will be available for one week and may be accessed by dialing +1 (877) 344-7529 in the US, or +1 (412) 317-0088 internationally, and requesting conference number 10143923.
Presentation of Non-GAAP Information
This press release contains non-GAAP financial measures, including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization), Adjusted Earnings per Diluted Share (Adjusted EPS), backlog, and free cash flow (cash flow from operating activities less capital expenditures). The Company believes these non-GAAP financial measures are useful to investors in evaluating the Company’s results. In particular, with regard to our comparison of our first quarter 2020 Adjusted EBITDA to our currently anticipated second quarter 2020 Adjusted EBITDA, we believe that certain gains and charges in the first quarter and certain anticipated gains and charges in the second quarter, such as the gain on sale of business, legal acquisition and transaction costs, restructuring charges and severance expense, while difficult to predict in the current environment, will vary significantly and make a quarter to quarter comparison of net income less useful to investors than a comparison of Adjusted EBITDA in understanding the impact of COVID-19 and related effects on our results of operations. The Company is unable without unreasonable efforts to estimate specific line items in Adjusted EBITDA which are necessary to a quantitative reconciliation for the forward-looking information above, due to factors including the COVID-19 pandemic and its rapidly-changing effects. Without the availability of this significant information, the Company is unable to provide such a reconciliation. These measures should be considered in addition to, and not as a replacement for, or superior to, either net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because these measures may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA and Adjusted EPS to the most comparable GAAP equivalents, see the Non-GAAP Reconciliations, along with related footnotes, below.

About GP Strategies
GP Strategies Corporation (NYSE: GPX) is a global performance improvement solutions provider of sales and technical training, digital learning solutions, management consulting and engineering services. GP Strategies’ solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information may be found at www.gpstrategies.com.

Forward-Looking Statements
We make statements in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934, including statements about the anticipated effects of the COVID-19 pandemic and related events on our business and results of operations. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project, including the impact of the COVID-19 pandemic and related events that are beyond our control. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

GP STRATEGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Quarters ended
	March 31,

	2020	2019

Revenue	$128,281	$139,473
Cost of revenue	110,667	118,195
Gross profit	17,614	21,278
General and administrative expenses	17,284	16,127
Sales and marketing expenses	1,839	1,989
Restructuring charges	—	1,119
Gain on change in fair value of contingent consideration, net	—	50
Gain on sale of business	1,064	—
Operating income (loss)	(445)	2,093
Interest expense	978	1,598
Other expense	500	14
Income (loss) before income tax expense	(1,923)	481
Income tax expense (benefit)	(629)	147
Net income (loss)	$(1,294)	$334

Basic weighted average shares outstanding	17,082	16,672
Diluted weighted average shares outstanding	17,117	16,703
Per common share data:
Basic earnings (loss) per share	$(0.08)	$0.02
Diluted earnings (loss) per share	$(0.08)	$0.02

Other data:
Adjusted EBITDA(1)	$3,424	$8,771
Adjusted EPS (1)	$(0.03)	$0.16

(1)The terms Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures that the Company believes are useful to investors in evaluating its results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the Non-GAAP Reconciliations, along with related footnotes, below.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Quarters ended
	March 31,

	2020	2019
Revenue by segment (2):
Workforce Excellence	$74,378	$81,478
Business Transformation Services	53,903	57,995
Total revenue	$128,281	$139,473

Gross profit by segment (2):
Workforce Excellence	$11,493	$13,455
Business Transformation Services	6,121	7,823
Total gross profit	$17,614	$21,278

Supplemental Cash Flow Information:
Net cash provided by (used in) operating activities	$9,847	$(2,605)
Capital expenditures	(467)	(542)
Free cash flow	$9,380	$(3,147)

(2) Effective January 1, 2020, we transferred the management responsibility of certain business units between the two operating segments, primarily the management of the Company's UK apprenticeship training business to the Business Transformation Services segment, and the management of the platform adoption services business to the Workforce Excellence segment. We have reclassified the segment financial information herein for the prior year periods to reflect the changes in our segment reporting and conform to the current year's presentation.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliation – Adjusted EBITDA (3)
(In thousands)
(Unaudited)

	Quarters ended
	March 31,

	2020	2019
Net income (loss)	$(1,294)	$334
Interest expense	978	1,598
Income tax expense (benefit)	(629)	147
Depreciation and amortization	2,177	2,341
EBITDA	1,232	4,420
Adjustments:
Non-cash stock compensation expense	1,256	1,089
Restructuring charges	—	1,119
Severance expense	211	1,011
Gain on change in fair value of contingent consideration, net	—	(50)
ERP implementation costs	—	684
Foreign currency transaction losses	496	345
Legal acquisition and transaction costs	1,038	153
Impairment of operating lease right-of-use asset	255	—
Gain on sale of business	(1,064)	—
Adjusted EBITDA	$3,424	$8,771

(3)Adjusted earnings before interest, income taxes, depreciation and amortization (Adjusted EBITDA) is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. Adjusted EBITDA is calculated by adding back to net income interest expense, income tax expense, depreciation and amortization, non-cash stock compensation expense, gain or loss on the change in fair value of contingent consideration and other unusual or infrequently occurring items. For the periods presented, these other items are restructuring charges, severance expense, ERP implementation costs, foreign currency transaction losses, legal acquisition and transaction costs, impairment of operating lease right-of-use asset, and gain on sale of business. Adjusted EBITDA should not be considered as a substitute either for net income, as an indicator of the Company’s operating performance, or for cash flow, as a measure of the Company’s liquidity. In addition, because Adjusted EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliation – Adjusted EPS (4)
(Unaudited)

	Quarters ended
	March 31,

	2020	2019
Diluted earnings per share	$(0.08)	$0.02
Restructuring charges	—	0.05
Severance expense	0.01	0.04
ERP implementation costs	—	0.03
Foreign currency transaction losses	0.02	0.01
Legal acquisition and transaction costs	0.04	0.01
Impairment of operating lease right-of-use asset	0.01	—
Settlement of contingent consideration in shares	0.01	—
Gain on sale of business	(0.04)	—
Adjusted EPS	$(0.03)	$0.16

(4)Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, is defined as earnings per diluted share excluding the gain or loss on the change in fair value of acquisition-related contingent consideration and special charges, such as restructuring, and other unusual or infrequently occurring items of income or expense. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, which excludes the gain on change in fair value of acquisition-related contingent consideration and other special charges, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	December 31,
	2020	2019
	(Unaudited)
Current assets:
Cash and cash equivalents	$9,025	$8,159
Accounts and other receivables	104,195	131,852
Unbilled revenue	60,655	57,229
Prepaid expenses and other current assets	21,306	19,115
Total current assets	195,181	216,355
Property, plant and equipment, net	5,508	5,803
Operating lease right-of-use assets	25,036	27,251
Goodwill and other intangible assets, net	179,395	187,907
Other assets	11,474	11,586
Total assets	$416,594	$448,902

Current liabilities:
Accounts payable and accrued expenses	$75,328	$92,332
Deferred revenue	25,560	23,234
Current portion of operating lease liabilities	7,739	7,871
Total current liabilities	108,627	123,437
Long-term debt	74,837	82,870
Long-term portion of operating lease liabilities	20,776	22,159
Other noncurrent liabilities	9,862	10,522
Total liabilities	214,102	238,988
Total stockholders’ equity	202,492	209,914
Total liabilities and stockholders’ equity	$416,594	$448,902

© 2020 GP Strategies Corporation. All rights reserved. GP Strategies and GP Strategies with logo design are registered trademarks of GP Strategies Corporation.
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C O N T A C T S:

Scott N. Greenberg	Michael R. Dugan	Ann M. Blank
Chief Executive Officer	Chief Financial Officer	Investor Relations
443-367-9640	443-367-9627	443-367-9925